Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact - Wayne Rancourt 208 384 6073	Media Contact - John Sahlberg 208 384 6451

For Immediate Release: October 31, 2017

Boise Cascade Company Reports 2017 Third Quarter Net Income of
$31.7 Million on Sales of $1.23 Billion

BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," or "our") (NYSE: BCC) today reported net income of $31.7 million, or $0.81 per share, on sales of $1.23 billion for the third quarter ended September 30, 2017. Third quarter 2016 net income of $10.0 million, or $0.26 per share, included a $9.5 million pre-tax loss on debt extinguishment, or a $0.15 per share after-tax impact.

Third Quarter 2017 Highlights

	3Q 2017	3Q 2016	% change

	(thousands, except per-share data and percentages)

Consolidated Results
Sales	$1,226,644	$1,067,214	15%
Net income	31,661	9,981	217%
Net income per common share - diluted	0.81	0.26	212%
Adjusted EBITDA[1]	75,784	50,726	49%

Segment Results
Wood Products sales	$366,920	$340,928	8%
Wood Products income	24,027	11,564	108%
Wood Products EBITDA[1]	39,364	27,189	45%

Building Materials Distribution sales	1,045,646	889,026	18%
Building Materials Distribution income	39,379	26,415	49%
Building Materials Distribution EBITDA[1]	43,289	29,929	45%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

“Distribution posted an exceptional quarter, with excellent execution and tailwinds from a strong commodity price environment. Improved results in Wood Products were driven by strong plywood prices and the impact of previously announced EWP price increases. The catastrophic storms in the southern U.S. created incremental plywood demand, and our sales and operations teams did a great job of responding to customer needs,” commented Tom Corrick, CEO. “We expect to experience seasonally slower demand in the fourth quarter, and commodity pricing will be subject to downside risks. We remain well positioned to support single-family housing starts growth that continues to post solid year-over-year gains.”

In third quarter 2017, total U.S. housing starts increased by approximately 1% compared to the same period last year, driven by an approximate 11% increase in single-family starts, offset by an approximate 18% decrease in multi-family starts. Single-family residential construction is the primary demand driver of our sales. On a year-to-date basis, total U.S. housing starts improved 3% compared to the same period last year, driven by an approximate 9% increase in single-family starts.

Wood Products

Wood Products sales, including sales to Building Materials Distribution (BMD), increased $26.0 million, or 8%, to $366.9 million for the three months ended September 30, 2017, from $340.9 million for the three months ended September 30, 2016. The increase in sales was driven primarily by higher plywood sales prices and volumes, as well as higher sales prices for I-joists and LVL (collectively EWP). In addition, increased lumber sales prices contributed to the increase in sales. These increases were offset by decreases in EWP sales volumes.

Wood Products segment income increased $12.5 million to $24.0 million for the three months ended September 30, 2017, from $11.6 million for the three months ended September 30, 2016. The increase in segment income was due primarily to higher sales prices of plywood, EWP, and lumber, offset partially by higher OSB costs used in the manufacture of I-joists.

Comparative average net selling prices and sales volume changes for EWP, plywood, and lumber are as follows:

	3Q 2017 vs. 3Q 2016	3Q 2017 vs. 2Q 2017

Average Net Selling Prices
LVL	4%	3%
I-joists	5%	6%
Plywood	13%	8%
Lumber	15%	1%
Sales Volumes
LVL	(7)%	(12)%
I-joists	(8)%	(12)%
Plywood	5%	10%
Lumber	(4)%	3%

Building Materials Distribution

BMD sales increased $156.6 million, or 18%, to $1,045.6 million for the three months ended September 30, 2017, from $889.0 million for the three months ended September 30, 2016. Compared with the same quarter in the prior year, the overall increase in sales was driven by sales price and sales volume increases of 10% and 8%, respectively. By product line, commodity sales increased 21%; general line product sales increased 14%; and sales of EWP (substantially all of which are sourced through our Wood Products segment) increased 16%.

BMD segment income increased $13.0 million to $39.4 million for the three months ended September 30, 2017, from $26.4 million for the three months ended September 30, 2016. The improvement in segment income was driven primarily by a gross margin increase of $22.3 million generated from a sales increase of 18%, offset partially by increased selling and distribution expenses of $7.6 million.

Balance Sheet

Boise Cascade ended the third quarter with $172.2 million of cash and cash equivalents and $393.6 million of undrawn committed bank line availability, for total available liquidity of $565.8 million. The Company had $438.0 million of outstanding debt at September 30, 2017. With our sound financial position, we continue to review organic growth and acquisition opportunities, along with ongoing evaluation of alternatives to return cash to our shareholders.

Outlook

We expect to experience seasonally slower demand in fourth quarter 2017. On an annual basis, total housing starts in the U.S. continue to show modest improvement, with single-family starts growth offsetting weakness in multi-family starts in 2017. We remain optimistic that the improvement in demand for our products will continue as household formation rates and residential construction recover and we will continue to manage our production levels to our sales demand. As in past years, we plan to take scheduled capital and maintenance-related downtime at certain plywood facilities during the fourth quarter.

Future commodity product pricing could be volatile in response to industry operating rates, net import and export activity, the North American softwood lumber trade dispute, inventory levels in our distribution channels, and seasonal demand patterns. Furthermore, commodity product pricing is currently above historical levels. As a wholesale distributor of a broad mix of commodity products and a manufacturer of certain commodity products, we have sales and profitability exposure to declines in commodity product prices.

We also expect to begin depreciation on approximately $45 million of veneer and LVL related assets at our Roxboro, North Carolina EWP facility in the fourth quarter as we make further progress on start-up activities.

About Boise Cascade

Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit the Company's website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call on Tuesday, October 31, at 11 a.m. Eastern, to review the Company's third quarter results.

You can join the webcast through the Company's website by going to www.bc.com and clicking on the Event Calendar link under the Investor Relations heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 844-795-4410 (international callers should dial 661-378-9637), participant passcode 1613314, at least 10 minutes before the start of the call.

The archived webcast will be available in the Investor Relations section of the Company's website. A replay of the conference call will be available from Tuesday, October 31, at 2 p.m. Eastern through Tuesday, November 7, at 1 p.m. Eastern. Replay numbers are 855-859-2056 for U.S. callers and 404-537-3406 for international callers, and the passcode will be 1613314.

Basis of Presentation

As of January 1, 2017, we operate our business using two reportable segments: Wood Products and Building Materials Distribution. Prior to January 1, 2017, we operated our business using three reportable segments: Wood Products, Building Materials Distribution, and Corporate and Other. This change is based on Corporate and Other no longer earning revenue as of January 1, 2017 and thus no longer meeting the definition of a reportable segment. Corporate and Other results are now presented as reconciling items to arrive at total net sales and operating income. Corresponding information for the three and nine months ended September 30, 2016 has been revised to conform with current presentation.

We refer to the terms EBITDA and Adjusted EBITDA in this earnings release as supplemental measures of our performance and liquidity that are not required by or presented in accordance with generally accepted accounting principles in the United States ("GAAP"). We define EBITDA as income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps and loss on extinguishment of debt.

We believe EBITDA and Adjusted EBITDA are meaningful measures because they present a transparent view of our recurring operating performance and allow management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. We also believe EBITDA and Adjusted EBITDA are useful to investors because they provide a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because they are frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. EBITDA and Adjusted EBITDA, however, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measure derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income or segment income (loss) have limitations as analytical tools, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This press release includes statements about our expectations of future operational and financial performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that could cause our actual results to differ materially from those projected, including, but not limited to, prices for building products, the effect of general economic conditions, mortgage rates and availability, housing demand, housing vacancy rates, governmental regulations, unforeseen production disruptions, as well as natural disasters. These and other factors that could cause actual results to differ materially from such forward-looking statements are discussed in greater detail in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to revise them in light of new information. Finally, we undertake no obligation to review or confirm analyst expectations or estimates that might be derived from this release.

Boise Cascade Company
Consolidated Statements of Operations
(unaudited, in thousands, except per-share data)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2017	September 30
	2017	2016		2017	2016

Sales	$1,226,644	$1,067,214	$1,138,939	$3,340,026	$2,991,682

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,045,772	922,101	980,226	2,872,765	2,586,360
Depreciation and amortization	19,686	19,459	19,601	58,631	53,249
Selling and distribution expenses	87,564	80,026	82,336	243,601	224,922
General and administrative expenses	16,476	14,367	15,565	45,613	46,031
Other (income) expense, net	1,138	(46)	(1,238)	(135)	(1,459)
	1,170,636	1,035,907	1,096,490	3,220,475	2,909,103

Income from operations	56,008	31,307	42,449	119,551	82,579

Foreign currency exchange gain (loss)	90	(40)	13	131	186
Interest expense	(6,295)	(7,135)	(6,491)	(19,150)	(19,364)
Interest income	167	60	54	254	236
Change in fair value of interest rate swaps	(33)	836	(724)	(462)	(765)
Loss on extinguishment of debt	—	(9,525)	—	—	(9,525)
	(6,071)	(15,804)	(7,148)	(19,227)	(29,232)

Income before income taxes	49,937	15,503	35,301	100,324	53,347
Income tax provision	(18,276)	(5,522)	(13,147)	(36,489)	(19,188)
Net income	$31,661	$9,981	$22,154	$63,835	$34,159

Weighted average common shares outstanding:
Basic	38,660	38,814	38,643	38,601	38,827
Diluted	39,139	39,120	39,002	38,962	38,950

Net income per common share:
Basic	$0.82	$0.26	$0.57	$1.65	$0.88
Diluted	$0.81	$0.26	$0.57	$1.64	$0.88

Wood Products Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2017	September 30
	2017	2016		2017	2016

Segment sales	$366,920	$340,928	$350,277	$1,042,854	$990,743

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	315,421	302,667	309,876	917,757	880,412
Depreciation and amortization	15,337	15,625	15,264	45,752	42,028
Selling and distribution expenses	7,580	7,594	7,563	22,879	23,077
General and administrative expenses	3,408	2,978	3,213	9,491	12,249
Other (income) expense, net	1,147	500	(1,034)	165	(781)
	342,893	329,364	334,882	996,044	956,985

Segment income	$24,027	$11,564	$15,395	$46,810	$33,758

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	86.0%	88.8%	88.5%	88.0%	88.9%
Depreciation and amortization	4.2%	4.6%	4.4%	4.4%	4.2%
Selling and distribution expenses	2.1%	2.2%	2.2%	2.2%	2.3%
General and administrative expenses	0.9%	0.9%	0.9%	0.9%	1.2%
Other (income) expense, net	0.3%	0.1%	(0.3)%	—%	(0.1%)
	93.5%	96.6%	95.6%	95.5%	96.6%

Segment income	6.5%	3.4%	4.4%	4.5%	3.4%

Building Materials Distribution Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2017	September 30
	2017	2016		2017	2016

Segment sales	$1,045,646	$889,026	$980,706	$2,842,035	$2,456,322

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	916,340	781,978	862,349	2,499,988	2,161,456
Depreciation and amortization	3,910	3,514	3,856	11,492	10,103
Selling and distribution expenses	79,846	72,237	74,648	220,342	201,313
General and administrative expenses	6,189	5,451	5,548	16,730	15,310
Other (income) expense, net	(18)	(569)	(204)	(370)	(765)
	1,006,267	862,611	946,197	2,748,182	2,387,417

Segment income	$39,379	$26,415	$34,509	$93,853	$68,905

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	87.6%	88.0%	87.9%	88.0%	88.0%
Depreciation and amortization	0.4%	0.4%	0.4%	0.4%	0.4%
Selling and distribution expenses	7.6%	8.1%	7.6%	7.8%	8.2%
General and administrative expenses	0.6%	0.6%	0.6%	0.6%	0.6%
Other (income) expense, net	—%	(0.1)%	—%	—%	—%
	96.2%	97.0%	96.5%	96.7%	97.2%

Segment income	3.8%	3.0%	3.5%	3.3%	2.8%

Segment Information
(unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2017	September 30
	2017	2016		2017	2016
Segment sales
Wood Products	$366,920	$340,928	$350,277	$1,042,854	$990,743
Building Materials Distribution	1,045,646	889,026	980,706	2,842,035	2,456,322
Intersegment eliminations and other	(185,922)	(162,740)	(192,044)	(544,863)	(455,383)
Total net sales	$1,226,644	$1,067,214	$1,138,939	$3,340,026	$2,991,682

Segment income
Wood Products	$24,027	$11,564	$15,395	$46,810	$33,758
Building Materials Distribution	39,379	26,415	34,509	93,853	68,905
Total segment income	63,406	37,979	49,904	140,663	102,663
Unallocated corporate and other	(7,398)	(6,672)	(7,455)	(21,112)	(20,084)
Income from operations	$56,008	$31,307	$42,449	$119,551	$82,579

Segment EBITDA (a)
Wood Products	$39,364	$27,189	$30,659	$92,562	$75,786
Building Materials Distribution	43,289	29,929	38,365	105,345	79,008

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2017	December 31, 2016

ASSETS

Current
Cash and cash equivalents	$172,185	$103,978
Receivables
Trade, less allowances of $1,227 and $1,459	315,336	199,191
Related parties	285	506
Other	9,424	10,952
Inventories	459,864	433,451
Prepaid expenses and other	10,209	12,381
Total current assets	967,303	760,459

Property and equipment, net	555,197	568,702
Timber deposits	14,704	14,901
Goodwill	55,433	55,433
Intangible assets, net	15,260	15,547
Deferred income taxes	8,502	8,840
Other assets	14,151	15,315
Total assets	$1,630,550	$1,439,197

Boise Cascade Company
Consolidated Balance Sheets (continued)
(unaudited, in thousands, except per-share data)

	September 30, 2017	December 31, 2016

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$283,089	$194,010
Related parties	2,235	1,903
Accrued liabilities
Compensation and benefits	71,338	67,752
Interest payable	1,803	6,860
Other	68,460	42,339
Total current liabilities	426,925	312,864

Debt
Long-term debt	438,033	437,629

Other
Compensation and benefits	83,537	83,164
Deferred income taxes	12,434	6,339
Other long-term liabilities	20,308	19,197
	116,279	108,700

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 43,727 and 43,520 shares issued, respectively	437	435
Treasury Stock, 5,167 shares at cost	(133,979)	(133,979)
Additional paid-in capital	520,220	515,410
Accumulated other comprehensive loss	(82,246)	(83,012)
Retained earnings	344,881	281,150
Total stockholders' equity	649,313	580,004
Total liabilities and stockholders' equity	$1,630,550	$1,439,197

Boise Cascade Company
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	September 30
	2017	2016
Cash provided by (used for) operations
Net income	$63,835	$34,159
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	60,097	54,609
Stock-based compensation	6,931	5,980
Pension expense	1,074	1,749
Deferred income taxes	6,019	7,008
Change in fair value of interest rate swaps	462	765
Other	(125)	67
Loss on extinguishment of debt	—	9,525
Decrease (increase) in working capital, net of acquisitions
Receivables	(110,646)	(62,794)
Inventories	(26,413)	(48,362)
Prepaid expenses and other	(2,389)	(3,678)
Accounts payable and accrued liabilities	108,099	102,313
Pension contributions	(1,666)	(3,338)
Income taxes payable	11,051	13,623
Restricted cash deposits with trustee for interest payments	—	(3,681)
Other	807	5,309
Net cash provided by operations	117,136	113,254

Cash provided by (used for) investment
Expenditures for property and equipment	(48,060)	(55,426)
Acquisitions of businesses and facilities	—	(215,900)
Proceeds from sales of assets and other	2,089	546
Net cash used for investment	(45,971)	(270,780)

Cash provided by (used for) financing
Borrowings of long-term debt, including revolving credit facility	410,400	835,000
Payments on long-term debt, including revolving credit facility	(410,400)	(602,096)
Restricted cash deposits with trustee for debt payments	—	(119,175)
Treasury stock purchased	—	(2,632)
Financing costs	(478)	(6,319)
Tax withholding payments on stock-based awards	(2,901)	(383)
Other	421	(181)
Net cash provided by (used for) financing	(2,958)	104,214

Net increase (decrease) in cash and cash equivalents	68,207	(53,312)

Balance at beginning of the period	103,978	184,496

Balance at end of the period	$172,185	$131,184

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information presented herein do not include the notes accompanying the Company's Consolidated Financial Statements and should be read in conjunction with the Company’s 2016 Form 10-K and the Company’s other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.

(a)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps and loss on extinguishment of debt. The following table reconciles net income to EBITDA and Adjusted EBITDA for the three months ended September 30, 2017 and 2016, and June 30, 2017, and the nine months ended September 30, 2017 and 2016:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2017	September 30
	2017	2016		2017	2016

	(unaudited, in thousands)

Net income	$31,661	$9,981	$22,154	$63,835	$34,159
Interest expense	6,295	7,135	6,491	19,150	19,364
Interest income	(167)	(60)	(54)	(254)	(236)
Income tax provision	18,276	5,522	13,147	36,489	19,188
Depreciation and amortization	19,686	19,459	19,601	58,631	53,249
EBITDA	75,751	42,037	61,339	177,851	125,724
Change in fair value of interest rate swaps	33	(836)	724	462	765
Loss on extinguishment of debt	—	9,525	—	—	9,525
Adjusted EBITDA	$75,784	$50,726	$62,063	$178,313	$136,014

The following table reconciles segment income and unallocated corporate costs to EBITDA and adjusted EBITDA for the three months ended September 30, 2017 and 2016, and June 30, 2017, and the nine months ended September 30, 2017 and 2016:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2017	September 30
	2017	2016		2017	2016

	(unaudited, in thousands)
Wood Products
Segment income	$24,027	$11,564	$15,395	$46,810	$33,758
Depreciation and amortization	15,337	15,625	15,264	45,752	42,028
EBITDA	$39,364	$27,189	$30,659	$92,562	$75,786

Building Materials Distribution
Segment income	$39,379	$26,415	$34,509	$93,853	$68,905
Depreciation and amortization	3,910	3,514	3,856	11,492	10,103
EBITDA	$43,289	$29,929	$38,365	$105,345	$79,008

Corporate and Other
Unallocated corporate expenses	$(7,398)	$(6,672)	$(7,455)	$(21,112)	$(20,084)
Foreign currency exchange gain (loss)	90	(40)	13	131	186
Change in fair value of interest rate swaps	(33)	836	(724)	(462)	(765)
Loss on extinguishment of debt	—	(9,525)	—	—	(9,525)
Depreciation and amortization	439	320	481	1,387	1,118
EBITDA	(6,902)	(15,081)	(7,685)	(20,056)	(29,070)
Change in fair value of interest rate swaps	33	(836)	724	462	765
Loss on extinguishment of debt	—	9,525	—	—	9,525
Corporate and other adjusted EBITDA	$(6,869)	$(6,392)	$(6,961)	$(19,594)	$(18,780)

Total company adjusted EBITDA	$75,784	$50,726	$62,063	$178,313	$136,014